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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Metretek Technologies, Inc. on Form S-2 of our report dated March 25, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles") included in the Annual Report on Form 10-K of Metretek Technologies, Inc. for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
June 3, 2004